Exhibit 99.1
Joint Filer Information

Name:	Capital Z Financial Services Fund II, L.P.

Address:	54 Thompson Street
New York, NY 10012
Designated Filer: Health Partners
Issuer Name and Ticker Symbol or Trading Symbol: Brookdale Senior Living Inc. (“BKD”)
Date of Event Requiring Statement: November 21, 2005
Relationship of Joint Filer to Issuer: 10% Owner

Signature:	CAPITAL Z FINANCIAL SERVICES FUND II, L.P.
	By:	Capital Z Partners, L.P., its General Partner
	By:	Capital Z Partners, Ltd., its General Partner

		By:	/s/ Craig Fisher
Craig Fisher
General Counsel
Dated: November 21, 2005

Joint Filer Information

Name:	Capital Z Partners, L.P.

Address:	54 Thompson Street
New York, NY 10012
Designated Filer: Health Partners
Issuer Name and Ticker Symbol or Trading Symbol: Brookdale Senior Living Inc. (“BKD”)
Date of Event Requiring Statement: November 21, 2005
Relationship of Joint Filer to Issuer: 10% Owner

Signature:	CAPITAL Z PARTNERS, L.P.
	By:	Capital Z Partners, Ltd., its General Partner

		By:	/s/ Craig Fisher
Craig Fisher
General Counsel
Dated: November 21, 2005

Joint Filer Information

Name:	Capital Z Partners, Ltd.

Address:	54 Thompson Street
New York, NY 10012
Designated Filer: Health Partners
Issuer Name and Ticker Symbol or Trading Symbol: Brookdale Senior Living Inc. (“BKD”)
Date of Event Requiring Statement: November 21, 2005
Relationship of Joint Filer to Issuer: 10% Owner

Signature:	CAPITAL Z PARTNERS, LTD.

	By:	/s/ Craig Fisher
Craig Fisher
General Counsel
Dated: November 21, 2005